EXHIBIT 10.4
STOCK ESCROW AGREEMENT

STOCK ESCROW AGREEMENT, dated as of ___________ ___, 2006 (“Agreement”) by and among Phoenix India Acquisition Corp., a Delaware corporation (“Company”), the undersigned parties listed as Initial Stockholders on the signature page hereto (collectively, the “Initial Stockholders”) and American Stock Transfer & Trust Company, a New York corporation (“Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated _______ __, 2006 (“Underwriting Agreement”) with Rodman & Renshaw, LLC (“Rodman”), pursuant to which, among other matters, Rodman has agreed to purchase 6,250,000 units (“Units”) of the Company. Each Unit consists of one share of the Company’s Common Stock, par value $.0001 per share, and one Warrant, each Warrant to purchase one share of Common Stock, all as more fully described in the Company’s definitive Prospectus, dated ________ __, 2006 (“Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-128008) under the Securities Act of 1933, as amended (“Registration Statement”), declared effective on ________ __, 2006 (“Effective Date”).

WHEREAS, the Initial Stockholders have agreed as a condition of the Rodman’s obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public to deposit all of their units of the Company, such units consisting of one share of Common Stock of the Company, par value $.0001 per share, and one warrant to purchase one share of common stock of the Company, as set forth opposite their respective names in Exhibit A attached hereto (collectively “Escrow Units”), in escrow as hereinafter provided.

WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1.  Appointment of Escrow Agent. The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.  Deposit of Escrow Units. On or before the Effective Date, each of the Initial Stockholders shall deliver to the Escrow Agent certificates representing his or her respective Escrow Units, to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Stockholder acknowledges that the certificate representing his or her Escrow Units is legended to reflect the deposit of such Escrow Units under this Agreement.

3.  Disbursement of the Escrow Units. The Escrow Agent shall hold the Escrow Units until the first anniversary of the completion by the Company of a Business Combination (as such term is defined in the Registration Statement) or such earlier date as the Escrow Agent is notified by the Company either that the Business Combination involved a change of control, or that the Company's stockholders (other than the Initial Stockholders) have voted to approve the release of the Escrow Units. For purposes of this Section 3, a "change in control" shall mean a consolidation or merger where stockholders of the Company immediately prior to such transaction hold less than 50% of the voting stock of the surviving entity. (“Escrow Period”), on which date it shall, upon written instructions from the Company or each Initial Stockholder, disburse each of the Initial Stockholder’s Escrow Units to such Initial Stockholder. Notwithstanding the foregoing, if the Escrow Agent is notified by the Company pursuant to Section 6.6 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Units. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Units in accordance with this Section 3.

4.  Rights of Initial Stockholders in Escrow Units.

4.1.  Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Stockholders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

4.2.  Dividends and Other Distributions in Respect of the Escrow Units. During the Escrow Period, all dividends payable in cash with respect to the Escrow Units shall be paid to the Initial Stockholders, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3.  Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Units except (i) by gift to a member of Initial Stockholder’s immediate family or to a trust or other entity, the beneficiary of which is an Initial Stockholder or a member of an Initial Stockholder’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Initial Stockholder, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Stockholder transferring the Escrow Units. During the Escrow Period, the Initial Stockholders shall not pledge or grant a security interest in the Escrow Units or grant a security interest in their rights under this Agreement.

4.4.  Insider Letters. Each of the Initial Stockholders has executed a letter agreement with Rodman and the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Initial Stockholder in certain events, including but not limited to the liquidation of the Company.

5.  Concerning the Escrow Agent.

5.1.  Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2.  Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Units held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Units or it may deposit the Escrow Units with the clerk of any appropriate court or it may retain the Escrow Units pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Units are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3.  Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit B hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4.  Further Assurances. From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5.  Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by Rodman, the Escrow Units held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Units with any court it deems appropriate.

5.6.  Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7.  Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6.  Miscellaneous.

6.1.  Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2.  Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.3.  Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.4.  Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.5.  Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:

If to the Company, to:

Phoenix India Acquisition Corp.
645 Madison Avenue, 12th Floor
New York, NY 10022
Attn: Ramesh Akella, President and Chief Strategy Officer

If to a Stockholder, to his address set forth in Exhibit A.

and if to the Escrow Agent, to:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attn: ___________

A copy of any notice sent hereunder shall be sent to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Mitchell S. Nussbaum, Esq.

and:

Rodman & Renshaw, LLC
1270 Avenue of the Americas, 16th Floor
New York, New York 10020
Attn:  Thomas Pinou, CFO

and:

Gersten Savage LLP
600 Lexington Avenue, 9th Floor
New York, New York 10022
Attn:  Arthur Marcus, Esq.

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.6.  Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

WITNESS the execution of this Agreement as of the date first above written.

PHOENIX INDIA ACQUISITION CORP.

By:

Name:
Title

INITIAL STOCKHOLDERS:

______________________________________
Raju Panjwani

______________________________________
Ramesh Akella

______________________________________
Shekhar Wadekar

______________________________________
Rohit Phansalkar

______________________________________
Jagan Akella

______________________________________
Sujan Akella

______________________________________
Jacqueline Fernandez

______________________________________
Rohan Phansalkar

______________________________________
Eva Michalik-Phansalkar

______________________________________
Rohit Phansalkar, on behalf of Noelle Phansalkar-Michalik

______________________________________
Rohit Phansalkar, on behalf of Nishelle Phansalkar-Michalik

THE MORNINGSTAR TRUST

______________________________________
Trustee

THE SUNRISE TRUST

______________________________________
Trustee

THE LUNA TRUST

______________________________________
Trustee

THE AURORA TRUST

______________________________________
Trustee

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:

Name:
Title:

EXHIBIT A

Name of Initial Stockholder	Number of Shares	Stock Certificate Number	Date of Insider Letter

Jagan Akella	10,000
Sujan Akella	10,000
Jacqueline Fernandez	10,000
Ramesh Akella	419,219
Raju Panjwani	371,094
Rohan Phansalkar	7,500
Eva Michalik-Phansalkar	7,500
Rohit Phansalkar, as Custodian for,
Noelle Phansalkar-Michalik	7,500
Nishelle Phansalkar-Michalik	7,500
Rohit Phansalkar	341,094
The Morningstar Trust	37,110
The Sunrise Trust	37,109
The Luna Trust	148,437
The Aurora Trust	148,437

EXHIBIT B

Escrow Agent Fees